UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 11, 2011

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA                                                                                                           19139
       (Address of Principal Executive Offices)                                                                                                           (Zip Code)

Registrant’s telephone number, including area code:  (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 :                      Departure of Chief Financial Officer and Corporate Secretary

On November 11, 2011 CoreCare Systems, Inc. accepted the resignation of its long-term Chief Financial Officer and Corporate Secretary, John Gill.  Mr. Gill is retiring due to health concerns but hopes to provide ad hoc consulting to the Company as it transitions to a new CFO and completes it current audit reports.  The Company is currently recruiting Mr. Gill’s replacement and will file an 8K when a candidate has been selected.  In the interim Rose S. DiOttavio, Chief Executive Officer was appointed to serve as Acting Chief Financial Officer and Christopher Fleming, Director, was appointed as Corporate Secretary.

Mr. Gill joined CoreCare Systems, Inc. in June 2005.  He brought over 30 years of hospital financial experience primarily with for profit hospital companies including American Medicorp, Universal Health Systems and Tenet Health Healthcare Corporation.

The Company will rely on the consulting assistance of several accounting and consulting firms that it has worked with in the past to insure an orderly transition to a new Chief Financial Officer.

The Corporate Office of CoreCare Systems, Inc is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA  19139.  The Corporate Office can be reached at 215-471-2358.  Information on the Company can be accessed at its web site. www.kirkbridecenter.com

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1                      Press Release dated November 17. 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

By: /s/ Rose S. DiOttavio
Rose S. DiOttavio,
Date: November 11, 2011	President & CEO